FOR IMMEDIATE RELEASE

Ridgestone Financial Services, Inc.
13925 W. North Avenue
Brookfield, Wisconsin 53005
Telephone: (262) 789-1011
Contact: Paul E. Menzel, Chairman

RIDGESTONE FINANCIAL SERVICES, INC. REPORTS FINANCIAL RESULTS FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2004

Brookfield, Wisconsin, January 27, 2005 – Ridgestone Financial Services, Inc. (OTC: RFSV) reported after-tax net income of $309,159 for the twelve months ended December 31, 2004, a 54% decrease compared with after-tax net income of $673,801 for the same period of the prior year. Diluted earnings per share were $0.32 for the twelve months ended December 31, 2004 as compared to $0.72 per share for the same period of 2003. The year-to-date decrease was primarily due to reduced fee income from the sale of mortgages into the secondary market, lower net interest income, and higher personnel expenses related to staff restructuring. For the three months ended December 31, 2004, after-tax net income was $85,612 compared with after-tax net income of $99,134 for the same period of the prior year, a decrease of 14%, primarily due to a higher income tax expense. Diluted earnings per share were $0.09 for the three months ended December 31, 2004 as compared to $0.11 per share for the same period of 2003.

Net interest income before provision for loan losses for the twelve months ended December 31, 2004 decreased over the same period last year by $374,380 or 11% to $3,123,012. The decrease was primarily due to a reduction in net interest margin caused by the low interest rate environment. Net interest margin for the twelve months ended December 31, 2004 was 3.88% compared to 4.32% for the same period of the prior year. For the three months ended December 31, 2004, net interest income before provision for loan losses was $829,758, an increase of $4,542 or 1% over the three months ended December 31, 2003. Net interest margin for the three months ended December 31, 2004 improved to 4.04% from 3.97% for the same period of the prior year. A $50,000 provision for loan losses was made for the three months and twelve months ending December 31, 2004, compared with provisions of $45,000 and $393,000 for the same periods in 2003, respectively.

Non-interest income for the twelve months ended December 31, 2004 decreased by $270,405 or 30% to $626,998 compared to $897,403 for the same period in 2003. Non-interest income increased by $14,668 or 12% to $135,634 for the three months ended December 31, 2004, compared to the same period in the prior year. A decline in fee income from the sale of mortgages into the secondary market was the primary factor for the year-to-year decrease.

Non-interest expenses for the three and twelve months ended December 31, 2004 were $759,483 and $3,210,932, respectively, compared to $758,363 and $2,972,485 for the same periods ended December 31, 2003. The year-to-year increase was due primarily to an increase in personnel expense.

Deposits were $91,231,927 million at December 31, 2004 compared to $72,656,531 million at December 31, 2003. Gross loans outstanding were $79,408,424 million at December 31, 2004 compared to $75,126,628 million at December 31, 2003. Total assets grew by $22,624,971 million or 26% to $110,997,670 million at December 31, 2004 compared to $88,372,699 million at December 31, 2003. The asset growth was primarily due to an increase in the Bank’s investment portfolio. This investment was primarily funded by the purchase of brokered CDs, the primary reason for the increase in deposits.

Book value was $9.71 per share as of December 31, 2004 compared to $9.38 per share at December 31, 2003.

FOR IMMEDIATE RELEASE

Ridgestone Financial Services, Inc.
13925 W. North Avenue
Brookfield, Wisconsin 53005
Telephone: (262) 789-1011
Contact: Paul E. Menzel, Chairman

Paul E. Menzel, Chairman of the Company, stated, “During 2004, we took a variety of actions, including personnel restructuring, in an effort to improve future earnings performance. As a result, we believe we are better positioned to provide financial management services to our retail clients, we’ve strengthened the underwriting and administration of our loan portfolio, and improved our sales calling efforts. We also outsourced several activities we believe should result in lower expenses and allow us to improve performance in 2005. Finally, we expect the increase in our investment portfolio to improve 2005 earnings.”

RidgeStone Financial Services, Inc. is a bank holding company in Brookfield, Wisconsin. The Company is the parent company of RidgeStone Bank, a community bank with two locations. The Company’s stock is traded in the over-the-counter market and quoted on the OTC Bulletin Board under the symbol RFSV. On December 22, 2004, the Company announced its intention to deregister its Common Stock under the Securities Exchange Act of 1934, as amended. The Company expects that the deregistration will become effective 90 days after filing a Form 15 with the Securities and Exchange Commission, which is currently anticipated to be filed on or about March 7, 2005.

Note Regarding Forward-Looking Statements
Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the context of the statement will include words such as the Company “believes,”“anticipates,” “expects,” or other words of similar import. Similarly, statements that describe the Company’s future plans, objectives, goals, and performance or operating expectations are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those contemplated in the forward-looking statements. Such risks include, among others: (i) interest rate trends; (ii) the general economic climate in the Company’s market area; (iii) loan delinquency rates; (iv) the ability to attract new customers; (v) competition and legislative enactments or regulatory changes which adversely affect the business of the Company and/or RidgeStone Bank; (vi) unanticipated issues that could prevent the Company from deregistering its Common Stock; (vii) failure to have at least one market maker continue to make a market in the Company’s Common Stock on the Pink Sheets following deregistration; and (viii) becoming subject to the Securities and Exchange Act in the future due to the filing of a registration statement by the Company pursuant to the Securities Act of 1933 or there being a significant increase in shareholders of record of the Common Stock at some point in the future. Shareholders, potential investors and other readers are urged to consider these factors in evaluating the forward-looking statements. The forward-looking statements included herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

RIDGESTONE FINANCIAL SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
December 31, 2004 and December 31, 2003

	December 31, 2004	December 31, 2003
	(Unaudited)
ASSETS
Cash and due from banks	$3,148,804	$2,955,356
Federal funds sold	--	2,278,000
Short-term investments	50,116	500,000

Total cash and cash equivalents	3,198,920	5,733,356
Interest bearing deposits in banks	--	551,079
Available for sale securities-stated at fair value	22,019,503	750,060

Loans receivable	79,408,424	75,126,628
Less: Allowance for estimated loan losses	(750,137)	(729,643)

Net loans receivable	78,658,287	74,396,985
Mortgage loans held for sale	--	650,000
Premises and equipment, net	2,519,866	2,501,472
Cash surrender value of life insurance	2,443,483	2,360,515
Accrued interest receivable and other assets	2,157,611	1,429,232

Total Assets	$110,997,670	$88,372,699

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Deposits:
Demand	$11,921,594	$14,249,810
Savings and NOW	27,826,989	27,282,946
Other Time	51,483,344	31,123,775

Total deposits	91,231,927	72,656,531
FHLB borrowings	6,000,000	4,500,000
Federal funds purchased	2,109,000	--
Accrued interest payable and other liabilities	1,678,982	1,718,084
Guaranteed preferred beneficial interests in the
corporation's subordinated debentures	1,550,000	1,550,000

Total Liabilities	102,569,909	80,424,615

STOCKHOLDERS' EQUITY
Preferred stock, no par value, 2,000,000 shares authorized,
no shares issued	--	--
Common stock, no par value: 10,000,000 shares authorized;
917,606 and 897,241 shares issued, respectively	8,760,492	8,574,703
Retained earnings (Accumulated deficit)	175,495	(133,664)
Treasury stock, at cost, 50,000 shares	(493,015)	(493,015)
Accumulated other comprehensive income	(15,211)	60

Total Stockholders' Equity	8,427,761	7,948,084

Total Liabilities and Stockholders' Equity	$110,997,670	$88,372,699

RIDGESTONE FINANCIAL SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
Three and Twelve Months Ended December 31, 2004 and 2003

	Three Months Ended		Twelve Months Ended
	December 31, 2004 (Unaudited)	December 31, 2003	December 31, 2004 (Unaudited)	December 31, 2003
Interest income
Interest and fees on loans	$1,177,076	$1,141,604	$4,361,282	$4,886,964
Interest on federal funds sold	10,203	5,376	27,744	19,246
Interest on securities	26,669	23,943	103,065	23,943
Interest on deposits in banks	--	2,235	1,202	6,410

Total interest income	1,213,948	1,173,158	4,493,293	4,936,563
Interest expense
Interest on deposits	317,791	277,846	1,128,573	1,184,418
Interest on borrowed funds	40,149	42,971	136,708	200,503
Interest on preferred securities	26,250	27,125	105,000	54,250

Total interest expense	384,190	347,942	1,370,281	1,439,171
Net interest income before provision
for loan losses	829,758	825,216	3,123,012	3,497,392
Provision for loan losses	50,000	45,000	50,000	393,000

Net interest income after provision
for loan losses	779,758	780,216	3,073,012	3,104,392
Non-interest income
Secondary market loan fees	2,350	12,582	120,950	427,151
Gain on sale of other real estate	--	--	--	13,638
Service charges on deposit accounts	51,105	44,402	203,445	162,136
Gain on sale of available for sale securities	--	--	--	5,290
Increase in cash surrender value	25,653	31,500	110,808	126,000
Other income	56,526	32,482	191,795	163,188

Total non-interest income	135,634	120,966	626,998	897,403
Non-interest expense
Salaries and employee benefits	473,734	465,618	1,921,760	1,719,581
Occupancy and equipment expense	65,528	58,506	256,519	230,150
Other expense	220,221	234,239	1,032,653	1,022,754

Total non-interest expense	759,483	758,363	3,210,932	2,972,485
Income before income taxes	155,909	142,819	489,078	1,029,310
Provision for income taxes	70,297	43,685	179,919	355,509

Net income	$85,612	$99,134	$309,159	$673,801

Earnings per share - Basic	$0.10	$0.12	$0.36	$0.78
- Diluted	$0.09	$0.11	$0.32	$0.72
Average shares outstanding	867,844	845,116	860,735	859,756